Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Ing thParticipating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Real Estate Securities Fund (BR_REIT)



The Offering

Key Characteristics (Complete ALL Fields)


Date of
Offering Commencement:
05-09-2013


Security Type:
EQUITY/EQUITY


Issuer
HEALTH CARE REIT INC.


Selling Underwriter
UBS SECURITIES LLC


Affiliated
Underwriter(s)
[X] PNC
[ ] Other:


List of Underwriter(s)
UBS Securities LLC, Deutsche Bank Securities Inc., Wells
Fargo Securities,LLC, Barclays Capital Inc., Citigroup
Global Markets Inc., J.P. Morgan Securities LLC, RBC
Capital Markets, LLC, Merrill Lynch,Pierce,Fenner & Smith,
Incorporated, Credit Agricole Securities (USA) Inc.,
KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC,PNC
Capital Markets LLC, Raymond James & Associates,Inc.,
Stifel,Nicolaus & Company,Incorporated, BB&T Capital
Markets,a division of BB&T Securities,LLC, BNY Mellon
Capital Markets,LLC, Comerica Securities,Inc., Credit
Suisse Securities (USA) LLC, The Huntington Investment
Company, RBS Securities Inc., SMBC Nikko Capital Markets
Limited, SunTrust Robinson Humphrey,Inc.



Transaction Details

Date of Purchase
05-09-13


Purchase Price/Share
(per share / % of par)
$73.50


Total
Commission,
Spread or Profit
3.50%


1.	Aggregate Principal Amount Purchased (a+b)
$161,500

a.	US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$1,700

b.	Other BlackRock Clients
$159,200

2.	Aggregate Principal Amount of Offering
$20,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.8075%



Legal Requirements


Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Municipal Securities   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]

[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES

[ ] NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES

[ ] NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.







Completed by:
Steven DeLaura
Global Syndicate Team Member

Date:05-23-13





Approved by:
Yesenia Peluso
Senior Global Syndicate Team
Member

Date:5-24-13